SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 13, 2001
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                      ATEL Capital Equipment Fund VII, L.P.
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             (Exact name of registrant as specified in its charter)


      California                     000-24175                   94-3248318
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(State or other jurisdiction       (Commission               (IRS Employer
 of incorporation)                  File Number)             Identification No.)


           235 Pine Street, 6th Floor, San Francisco, California 94104
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            (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (415) 989-8800
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                                       N/A
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          (Former name or former address, if changed since last report)










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Item 5.  Other Events and Regulation FD Disclosure.

As of April 2001, ATEL Financial Corporation ("AFC"), the General Partner of the registrant, converted from a California corporation to a California limited liability company, and changed its name to ATEL Financial Services, LLC ("AFS"). AFS remains a subsidiary of ATEL Capital Group ("ACG"), with all of the equity interest in AFS controlled by ACG.

A.J. Batt, formerly Chairman of the Board and Chief Executive Officer of ACG and AFC, has retired from those offices, but remains a member of the board of directors of ACG. Mr. Batt had controlled 75% of the voting shares of ACG and Dean L. Cash had controlled 25% of such shares. In a related series of transactions, certain voting shares of ACG held by A.J. Batt were acquired by AFS, and ACG was reorganized so that now 95% of the voting shares of ACG are controlled by Mr. Cash and 5% are controlled by Mr. Batt.

Mr. Cash is now the President, Chief Executive Officer and Chairman of the Board of ACG and AFS, and Paritosh K. Choksi is Executive Vice President, Chief Operating Officer, Chief Financial Officer and a Director of ACG and AFS.

















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

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                     ATEL Capital Equipment Fund VII, L.P.

                     By ATEL Financial Services, LLC, General Partner

                             By ATEL Capital Group, Manager

                                      By:    /s/  VASCO MORAIS
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                                             Vasco Morais, Senior Vice President
























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